UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Or-Ion Products, Inc
(Name of small business issuer in its charter)

Texas	5140	26-2941196
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1202 white Chappel Blvd., Building 2, Suite 2 Southlake, TX 76092 Business Phone: (469) 417-0181 Facsimile: (817) 442-1121 (Address and telephone number of registrant’s principal executive offices)

Joseph A. Izen, Esq. 5222 Spruce Avenue Bellaire, Texas 77401 Telephone: (713) 668-8815
(Name, address and telephone number of agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] __________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed offering price per share (2)	Proposed aggregate offering price	Amount of registration fee (1)
Common Stock	20,000,000	$0.15	$3,000,000	$117.90

(1)           This is an initial offering and no current trading market exists for our common stock.  The price paid for the currently issued and outstanding common stock was valued at $.001 per share.
(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Or-Ion Products, Inc.

20,000,000 Shares of Common Stock

$.15 per share

$3,000,000

This is the initial offering of Common stock of Or-Ion Products, Inc. and no public market exists for the securities being offered. Or-Ion Products, Inc (“Company”) is offering on a “self-underwritten” best efforts basis 20,000,000 shares of its common stock at a price of $0.15 per share and there is no minimum required . David M. Simcho, CEO and the directors of Or-Ion Products, Inc., intend to sell the shares directly. The intended methods of communication include, without limitation, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to Or-Ion Products, Inc.

Officers and directors of the issuer and affiliated thereof, will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 20,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Or-Ion Products, Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Prior to this offering, there has been no public market for Or-Ion Products, Inc.’s common stock.

Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
20,000,000	$0.15	$0.00	$3,000,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein beginning on Page 10 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Or-Ion Products, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Or-Ion Products, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated _________, 2009

Or-Ion Products, Inc.
1431 Greenway Drive, Suite 220
Irving, Texas 75038

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” are to Or-Ion Products, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Or-Ion Products, Inc. (“Company”) was incorporated in the State of Texas July 9, 2008 .  The company formulates and produces organic and naturally ionic nutritional supplements. Existing products include, Or-Ion Ultimate Minerals, Or-Ion Ultimate Vitamins, Or-Ion Ultimate Calcium, Or-Ion Ultimate GeoCure (Fulvic acid(s)), Or-Ion Zeolite+, and Or-Ion Ultimate Zeolite. Or-Ion  also produces “H8O”, a beyond hydration electrolyte replacement drink in 4 (four) flavors: Grape, Orange, Raspberry and Tropical Mist.

All of the aforementioned products are formulated at the Company’s offices located in Irving, Texas. At the present time all products are packaged by utilizing outside contracted services. All outside contracted services must be in good standing with the Texas Board of Health and current with present FDA standards.

Or-Ion Products, Inc. has its own fulfillment center at the Irving, Texas address, where the Company ships all orders to its customers through Federal Express services. In the future Or-Ion will ship products directly from the outside contracting companies directly to contracted fulfillment centers.

Or-Ion plans to introduce an Energy supplement free of caffeine or any other cardio-stimulation products providing a sustained, non-spike, natural energy. Or-Ion also will introduce an anti-inflammatory health drink sometime in the year 2009. Neither of these drinks should require a material amount of company resources as both products already have been substantially developed. Once the decision is made to produce and distribute these products, outside contractors will be doing the packaging It is the intention of Or-Ion Supplements to utilize existing packaging, distribution and fulfillment centers for the manufacturing, marketing and distribution of our products. The only material costs would be the raw materials required. It is our intention that sales of existing products will provide the necessary retained earnings to fund these new products.

RISKS RELATING TO OUR COMPANY

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE DAVID M. SIMCHO, OR-ION PRODUCTS, INC.’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS 38% OF OR-ION PRODUCTS, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, David Simcho, Or-Ion Products, Inc.’s Director, President, Secretary, and Treasurer beneficially owns 30,250,000 shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Or-Ion security holders, including the election of directors. Mr. David Simcho would retain 37.8% ownership in Or-Ion Products, Inc. common stock assuming the full 20,000,000 shares of this offering are sold.  Such concentrated control may also make it difficult for Or-Ion Products, Inc. stockholders to receive a premium for their shares of Or-Ion Products, Inc. in the event Or-Ion Products, Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Texas State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Or-Ion Products, Inc. For example, Texas law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF OR-ION PRODUCTS, INC. FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Or-Ion Products, Inc. expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Or-Ion Products, Inc. was formed in Texas on July 9, 2008. Or-Ion Products, Inc. has no demonstrable operations record of substance upon which you can evaluate Or-Ion Products, Inc.’s business and prospects. Or-Ion Products, Inc. prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Or-Ion Products, Inc. cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Or-Ion Products, Inc. has had only limited start-up operations and has generated minimal revenues. Considering these facts, independent auditors have reservation about Or-Ion Products, Inc.’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Or-Ion Products, Inc.’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	20,000,000 shares of common stock, par value $0.001

Offering Price per Share:	$.15

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	$3,000,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	60,000,000
Number of Shares Outstanding
After the Offering:	80,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS RELATING TO OUR COMPANY

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE DAVID M. SIMCHO, OR-ION PRODUCTS, INC.’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS 38% OF OR-ION PRODUCTS, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, David Simcho, Or-Ion Products, Inc.’s Director, President, Secretary, and Treasurer beneficially owns 30,250,000 shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Or-Ion security holders, including the election of directors. Mr. David Simcho would retain 38% ownership in Or-Ion Products, Inc. common stock assuming the full 20,000,000 shares of this offering are sold.  Such concentrated control may also make it difficult for Or-Ion Products, Inc. stockholders to receive a premium for their shares of Or-Ion Products, Inc. in the event Or-Ion Products, Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Texas State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Or-Ion Products, Inc. For example, Texas law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF OR-ION PRODUCTS, INC. FAILS TO FILE A NON-PROVISIONAL PATENT APPLICATION WITHIN 12 MONTHS OF THE DATE OF FILING THE PROVISIONAL PATENT APPLICATION.

The continuation of the patent application is in the continuation mode. The cost over the next 6 months is estimated to be $3500.00. Or-Ion is moving forward to a ‘patent pending” status.

Trade secrets (formulas) are known only to the immediate family of the developer, David M. Simcho, CEO of the company  Investors may lose all their investment if these Trade Secrets are compromised.

The formula can not be reverse engineered. The bottling company we have chosen receives raw materials then codes them with a bar code. The storage of the materials is done by a completely different group. The formulation is done completely by bar code. Since all raw materials are used in all products it is virtually impossible for a third party to acquire the formula.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF OR-ION PRODUCTS, INC. FAILS TO IMPLEMENT ITS BUSINESS PLAN.

Or-Ion Products, Inc. expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Or-Ion Products, Inc. was formed in Texas on July 9, 2008 . Or-Ion Products, Inc. has no demonstrable operations record of substance upon which you can evaluate Or-Ion Products, Inc.’s business and prospects. Or-Ion Products, Inc. prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Or-Ion Products, Inc. cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Or-Ion Products, Inc. has had only limited start-up operations and has generated minimal revenues. Considering these facts, independent auditors have reservation about Or-Ion Products, Inc.’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Or-Ion Products, Inc.’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

THE COMPANY DOES NOT MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND PRODUCT LIABILITY INSURANCE.

We do not currently carry general liability, product liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or product liability claims.  Any general, commercial and/or product liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

OUR TOP OFFICERS HAVE NO EXPERIENCE IN PUBLIC COMPANY REPORTING AND LIMITED EXPERIENCE IN FINANCIAL ACCOUNTING, WHICH COULD IMPAIR OUR ABILITY TO SATISFY PUBLIC COMPANY FILING REQUIREMENTS AND INCREASE OUR SECURITIES COMPLIANCE COSTS.

Our management team has  no experience in a publicly-traded company, or in complying with the regulatory requirements applicable to a public company.  As a result, we could have difficulty satisfying the regulatory requirements applicable to public companies, which could adversely affect the market for our common stock.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Or-Ion Products, Inc. has many potential competitors in the beverage industry including, but not limited to, Coca Cola, Pepsi Corp., Gatorade, Vitamin Water, and many other bottled water companies.  These larger, more established companies could use their influence in making it difficult for the company to maintain its shelf space alongside these competitors.

OR-ION PRODUCTS, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Or-Ion Products, Inc. has limited capital resources. To date, Or-Ion Products, Inc. has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory.   Or-Ion began with limited capital approximating $500,000.00; this amount of capital has been expended for the R&D of products, the expenses associated in moving the company forward. Or-Ion estimates it would need to raise an additional $500,000 carry the company forward to a larger capital base,  Capital has been expended at the rate of $75,000 per month (plus or minus) on raw materials, samples, clinical studies, payroll for a 2 man staff, legal and accounting, office rent, etc. Upon the successful stock offering this amount would double on more raw material, advertising and marketing; however we see sales increasing at a similar rate. Unless Or-Ion Products, Inc. begins to generate sufficient revenues to finance operations as a going concern, Or-Ion Products, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Or-Ion Products, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Or-Ion Products, Inc. in the event it does not have adequate proceeds from this offering. However, Or-Ion Products, Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next six months.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have  minimal revenues to date.  We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services.  In addition, we cannot predict the consistency of our quarterly operating results.  Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•	Our ability to attract new and repeat customers;

•	Our ability to keep current with the evolving requirements of our target market;

•	Our ability to protect our proprietary technology;

•	The ability of our competitors to offer new or enhanced products or services; and

•	Unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  Some alliances may include shipping, over-seas distribution, storage and warehousing, and order fulfillment. Although we see the efficacy of these relationships in the future the size of our business at the present time does not warrant seeking such alliances at the present time.   We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Our internal accounting system of controls has been evaluated by our majority stockholders, officers and directors and has been found to have material weaknesses and not be effective.

Our majority stockholder and CEO and our Chief Financial Officer have evaluated the system of internal accounting control and have found it to contain material weaknesses because of a lack of segregation of duties.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

VOLATILITY IN OUR COMMON STOCK PRICE MAY SUBJECT OR-ION PRODUCTS, INC. TO SECURITIES LITIGATION.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

WE MAY NOT ACHIEVE RESULTS SIMILAR TO THE FINANCIAL PROJECTIONS IN THIS REGISTRATION.

Any projections and related assumptions discussed in this registration were based on information about circumstances and conditions existing as of the date of this placement memorandum.  The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected.  We do not intend to update the projections.  The inherent uncertainties in results increase materially for years closer to the end of the projected period.  Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF   SHARES OF PREFERRED STOCK.

We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

RISKS ASSOCIATED WITH THIS OFFERING

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OR-ION PRODUCTS, INC. BECAUSE THERE IS NO PUBLIC MARKET FOR OR-ION PRODUCTS, INC. STOCK.

David M. Simcho, President, Treasurer, and Director currently holds 38% of the Or-Ion Products, Inc. issued and outstanding common stock. Therefore, the current and potential market for Or-Ion Products, Inc. common stock is limited. No market is available for investors in Or-Ion Products, Inc. common stock to sell their shares if the Company does not acquire listing status. Or-Ion Products, Inc. cannot guarantee that a meaningful trading market will develop.

If Or-Ion Products, Inc. stock ever becomes tradable, of which Or-Ion Products, Inc. cannot guarantee success, the trading price of Or-Ion Products, Inc. common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Or-Ion Products, Inc.s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Or-Ion Products, Inc. stock.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.
INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

The principal shareholder of Or-Ion Products, Inc., David M. Simcho,  CEO, President, Treasurer and Director acquired 30,250,000 restricted shares of Or-Ion Products, Inc. common stock at a price per share of $0.001 for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Or-Ion Products, Inc. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

ALL OF OR-ION PRODUCTS, INC’S. ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OR-ION PRODUCTS, INC. COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 60,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Or-Ion Products, Inc. is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Or-Ion Products, Inc. currently has one shareholder who owns 30,250,000 restricted shares or 38% of the aggregate shares of outstanding common stock. When these shares become unrestricted on July 9th, 2009 and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Or-Ion Products, Inc. common stock in any market that might develop.

OR-ION PRODUCTS, INC. IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

David Simcho, Or-Ion Products, Inc.’s CEO, President, Treasurer and Director , is offering the common shares on a best-efforts basis on Or-Ion Products, Inc.’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Or-Ion Products, Inc. is capable of selling all, or any, of the common shares offered hereby.

THE SHARES BEING SOLD ON A “BEST EFFORTS BASIS” AND THERE IS NO MINIMUM IN THE OFFERING

Purchasers might purchase shares but the company may not raise the necessary proceeds to build out its business plan. And would need to raise additional capital on an expedited basis to continue its plan of operation.
IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

THE COMPANY WILL NOT BE PAYING DIVIDENDS.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Or-Ion Products, Inc. business, financial condition, and prospects that reflect Or-Ion Products, Inc. management’s assumptions and beliefs based on information currently available. Or-Ion Products, Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Or-Ion Products, Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Or-Ion Products, Inc.’s control and that may have a direct bearing on operating results include, but are not limited to, Or-Ion Products, Inc.’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Or-Ion Products, Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Operating Capital Requirements:

 In the first 12 months the projected use of funds has been forecasted as follows in order of importance :

Company Operations:
Management/Distribution (1)	$324,000
Sales and Marketing (6)	$120,000
Finance	80,000
Sub Total:	$524,000

Business Travel:
Or-Ion (10)	$144,000
Partners (14)	$36,000
Sub Total	$180,000

Office Expenses (G & A) (15)	$150,000

Administration (7)	$80,000

Legal Expense (Patents, TM’s, etc.) (8)	$80,000

Medical & Professional Endorsements (3)	$150,000

Liability Insurance (11)	$40,000

Advertising & Marketing Expenses:
Samples (9)	$120,000
Trade Show/Exhibit (16)	$25,000
Product R&D (15)	$56,000
Package Design (12)	$50,000
Public Relations (13)	$45,000
Web Development (17)	$30,000
Media/Collateral (4)	$250,000
Sub Total	$576,000

Initial Production & Inventory (2)	$400,000
Directors & Advisors (18)	$130,000
Total Required Start Up Capital	$2,310,000

Without realizing the offering proceeds, Or-Ion Products, Inc. will not be able to continue with planned operations and implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” (MDA) for further information.

We may not be able to build out our business plan and support our growth if a significant amount of the offering is not achieved .  The * represents the areas in which we would need to cut back initially in order of importance to sustain our business flow.  It would be difficult to move forward with our business plan if this offering were to be totally ineffective.

As of September 30, 2008, the Company had not yet achieved profitable operations and has no cash which will not be sufficient to sustain operations over the next fiscal year, all of which casts substantial doubt about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds from equity financing, however there is no assurance of additional funding being available.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Or-Ion Products, Inc.’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

A PORTION OF THE PROCEEDS WILL BE USED FOR SALARY AND COMPENSATION FOR OFFICERS AND OR DIRECTORS OF THE COMPANY

Office expenses and Administration contain 1 officer salary @$175,000 per year.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Or-Ion Products, Inc.’s issued and outstanding stock. This is due in part because of the common stock issued to the Or-Ion Products, Inc. officers, directors, and employees totaling 60,000,000 shares at par value $0.001 per share versus the current offering price of $0.15 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Or-Ion Products, Inc. net book value on March 31, 2008 was $99,059.00. Assuming all 20,000,000 shares offered are sold, and in effect Or-Ion Products, Inc. receives the maximum estimated proceeds of this offering from shareholders, Or-Ion Products, Inc. net book value will be approximately $.05 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.10 per share while the Or-Ion Products, Inc present stockholders will receive an increase of $.05 per share in the net tangible book value of the shares that they hold. This will result in a 66% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Or-Ion Products, Inc. previously:

Offering

Book Value Per Share Before the Offering	$.0016

Book Value Per Share After the Offering	$.05

Net Increase to Original Shareholders	$.05

Decrease in Investment to New Shareholders	$.10

Dilution to New Shareholders (%)	66%

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering.  This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public (DPO), with no commission or other remuneration payable to them for any Shares that are sold by them.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. David M. Simcho, our officers and directors, will sell the Shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.           Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.           Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.           Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.           Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.15 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are not refundable

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” offering and, as such, we will be able to spend any of the proceeds.   The funds will be transferred to our business account for use in the implementation of our business plans

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the company, are irrevocable.  All checks for subscriptions should be made payable to Or-Ion Products, Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.001 per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 75% of our outstanding shares and the purchasers in this offering will own 25%.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Company has retained the services of the accounting firm of Killman, Murrell & Company P.C., with address of 1931 E 37th St, Ste 7, Odessa, Texas 79762, with telephone number of (432) 363-0067, and facsimile of (432) 363-0376 for the duration of the registration process and is considered an expert in his field .  Legal services, including the legal opinion attached hereto as Exhibit 5 was provided by Joseph Lambert Pittera, Esq. of the Law Offices of Joseph L. Pittera located at 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, telephone number (310) 328-3588, and facsimile number (310) 328-3063 for the duration of the registration process and is considered an expert in his field .

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

REVERSE MERGER OF OR-ION SUPPLEMENTS, LLC AND SPECIFIC FREQUENCY INFUSION, INC.

Or-Ion Supplements, LLC (“OSL”) and Specific Frequency Infusion, Inc. (“SFI”) began operations on April 1, 2006 in conjunction with one another.  OSL’s primary purpose is to maintain the secret formulas within the family of the founder of both companies, David M. Simcho; whereas, sales and marketing have been handled by SFI.  As both the vision for growth and product line expanded, it became clear that the two companies needed to become one.  Or-Ion Products, Inc. (“OPI”) was incorporated in the State of Texas July 9, 2008 and assumed all operational activities, with OSL and SFI becoming wholly-owned subsidiaries.

Or-Ion Products, Inc. formulates and produces organic and naturally ionic nutritional supplements.  “Naturally ionic nutritional supplements” are those minerals and vitamins that are found in fruits and vegetables having been ‘transmuted’ (exposed to micro-organisms as well as photosynthesis) which we extract from the source then blend (formulate) into bottled supplements. Existing products include, Or-Ion Ultimate Minerals, Or-Ion Ultimate Vitamins, Or-Ion Ultimate Calcium, Or-Ion Ultimate GeoCure (Fulvic acid(s)), Or-Ion Zeolite+, and Or-Ion Ultimate Zeolite. Or-Ion Supplements also produces “H8O™”, A Beyond Hydration electrolyte replacement drink in 4 (four) flavors: Grape, Orange, Raspberry and Tropical Mist.

All of the aforementioned products are formulated in the offices located at the Irving, Texas address. At the present time all products are bottled by utilizing outside contracted services. All outside contracted services must be in good standing with the Texas Board of Health and current with present FDA standards. ProCore Bottling Company located in Coppel, TX and Aloe Dynamics in Dallas, TX will do most of our bottling. Or-Ion is not reliant on any one bottling company and there are numerous bottling companies within a 50 mile radius of Dallas, TX.

At the present time Or-Ion Products, Inc. provides its own fulfillment out of the Irving, TX address shipping all orders through Federal Express services. In the future Or-Ion  hopes to  ship products from the outside contracted bottling companies directly to contracted fulfillment centers.

Or-Ion Supplements plans to introduce an Energy supplement free of caffeine or any other cardio-stimulation products   (any herb or chemical promoting rapid heartbeat such as caffeine)   providing a sustained, non-spike, natural energy. Or-Ion also will introduce an anti-inflammatory health drink sometime in the  4th quarter 2009 . An anti-inflammatory drink is a liquid supplement comprised of natural juices, mineral supplements and natural fruit sugars formulated to provide the nutrients that may help assimilate oxygen within the body. Oxygen may help reduce inflammation within the body. Neither of these drinks should require  a material amount of company resources as both products already have been materially developed. :for example, the following are estimates: Bottle $0.23, cap $0.3, label $0.09, contents$0.12. Labor associated with filling $0.35. The anti-inflammatory will be approximately the same cost assuming there is not a dramatic rise in any of the raw materials. Distribution costs are determined at the time product is sold.

It is the intention of Or-Ion Supplements to utilize existing bottling, distribution and fulfillment centers for the manufacturing, marketing and distribution of our products. The only material costs would be the raw materials required. It is our intention that the sales of existing products will provide the necessary retained earnings to fund these new products.

There are no existing supplier contracts. Or-Ion will not be dependent upon one supplier for any raw materials. Presently Or-Ion orders from 4 (four) different suppliers for the minerals required to produce our Mineral product, the Vitamin product and our Calcium product. There are numerous mineral suppliers throughout the United States, Canada and the rest of the world. Or-Ion does have one supplier who provides a superior fish oil product and our relationship with this organization, Vital Choice in Washington State is a very good relationship.

Or-Ion purchases some raw products including “zeolites” and “fulvic acids” from a vendor in San Diego, California. This vendor, per his report, extracts both the zeolites and the Fulvic Acid from formations reportedly free of toxins in New Mexico. Upon receipt of these raw materials we send a sample (approximately 2-4 ounces) to be analyzed for content, and toxins. The Certificate of Analysis has shown the zeolites as well as the Fulvic acid to be within the percentages we expect and free of heavy metals and other toxins. We believe the exact location of these raw materials as well as the identity of the vendor would not be in the best interest of Or-Ion to make public as the search for premium raw materials is ongoing.  Or-Ion would like to keep  these sources private The fact they are in New Mexico is not as important as the quality of the product.

The nutritional supplement market is a multi billion dollar industry; full of opportunity but it is a very competitive market. Or-Ion emphasizes the necessity of liquid supplements which are both organic and complete in ionic frequencies.   Or-Ion differentiates itself from other supplement manufacturers as we believe liquid supplements may be better absorbed and assimilated in the body than pill or capsule form. Or-Ion liquid supplements do not have fillers or other metallic components sometimes associated with pills or capsules.   The building trend is now leaning more to liquid supplements delivering nano sized nutrition to the body. This is a more expensive supplement but far more effective.

Our chosen industry segment incorporates all humans. Or-Ion will target licensed Health Care Professionals as well as health conscious individuals. We will initially compete in the Dallas/Fort Worth Metroplex.  However; expansion could take us globally.

Or-Ion differentiates itself based upon  our liquid supplements as opposed to solid or pill form. Or-Ion products may provide for better absorption of nutrients to the human body.  Or-Ion incorporates a unique and effective delivery system based upon recognized frequency in which the human cell  may recognize and may receive nutrients and hydration. To our knowledge no other supplements produced offer these properties.

Our existing Pricing includes: Retail, Health Care Professional (HCP) and Store pricing
Or-Ion Ultimate Minerals 2 ounce bottle (one month supply/person)	$39.95 retail
$21.95 HCP
$16.95 Store

Or-Ion Ultimate Vitamins 16 ounces (one month supply/person)	$39.95 retail
$21.95 HCP
$16.95 Store

Or-Ion Ultimate Calcium 16 ounces (one month supply/person)	$44.95 retail
$25.95 HCP
$20.95 Store

Or-Ion Premier EFA 120 GelCaps (one month supply/person)	$35.95 retail
$23.95 HCP
$18.95 Store

Or-Ion GeoCure 16 ounces (one month supply/person)	$49.95 retail
$31.95 HCP
$26.95 Store

Zeolite both 2 ounce bottle (two month supply/person)	$89.95 retail
$63.95 HCP
$53.95 Store

H8O Hydration all flavors 16 ounce bottle 1 serving
Per person for immediate re-hydration and recovery	$1.89 retail
$1.79 HCP
$1.29 store

All products offer a unique delivery system directly to the inner cell.   The delivery system is both unique and proprietary to OR-ION Products, Inc. it is what differentiates our supplements from others. This delivery system is a combination of plant derived minerals partnered with certain amino acids and metabolic enzymes. All are found in fruits and vegetables. Recent research has indicated all disease begins with inner cellular inflammation and the first cause of inflammation is inner cellular dehydration. Or-Ion products address inner cellular hydration and meet the criteria for inner cellular acceptance of proper hydration.

Or-Ion Products, Inc. is working with GURU Partners, Inc. a Texas advertising and marketing corporation with offices in Irving, TX. GURU will be working in conjunction with and at the direction of professional financial and distribution consultants.  Financial consultants include Summit Advisory Partners and Distribution professional is the J Joyner Group in Irving, TX. Or-Ion does not have a written contract with GURU Partners. GURU will provide services within their advertising and marketing scope. Any services provided by GURU will be invoiced to Or-Ion either as an agent for Or-Ion or a provider of services directly to Or-Ion.

Or-Ion  may choose GURU to augment a local TV and radio advertising campaign to both educate and offer products to the Dallas Metroplex area.  If this campaign is inaugurated GURU will produce collateral brochures, CD’s and DVD’s for the Health Care Professional to offer and distribute Or-Ion products to their patients providing superior wellness products.  This decision will be based upon capital raised and revenue generated from product sales. Or-Ion has an advisory board made up of doctors, sports therapists and trainers, as well as researchers, Dr. Bear Walker, PhD Inner Cellular Biology, Columbia University, provides information on inner cellular functions; Keith Pyne, Sports Therapist, provides information on bodily injury and recommends nutrition that may help the body respond faster to tissue manipulation; Dr. Harold Mermestein, MD Dermatology, provides guidance on skin moisturization; Dr. Mike Finklestein, Research, Columbia Presbyterian Hospital, NY to assist in the proper conduct and analysis of clinical studies; Dr. Steven Sinatra, MD, Cardiologist provides information on which supplements may help promote better cardiovascular efficency; Dr. Suzie Cohen, Pharmacologist, assists in the promotion of natural supplements to assist the body in proper nutrition.

Or-Ion will also market directly to Fire Departments throughout the United States addressing the extreme dehydration issues created “on the job”. Or-Ion has hired a former Cherry Hills, NJ Fire Department, Emergency Medical Technician (EMT), certified fireman Douglas Pignatelli who will market directly to the firemen across the country.

Products will also be marketed by 3 (three) direct sales persons including David M. Simcho the CEO of Or-Ion.  The other two are Douglas Pignatelli, VP Sales and Marketing, $40,000 per year plus commissions; David P. Simcho, VP Operations, $40,000 per year.   David will attend trade shows as well as meet with health care professionals. This first aspect will be driven in part through the association with Dr. Bear Walker, PhD Inner Cellular Biology, who will help drive and direct our marketing efforts in this professional arena with his vast networking of medical doctors, sports nutritionists, coaches and trainers. Dr. Bear Walker is both a board member as well as advisory board member.

GURU Partners will be creating advertising based upon marketing studies they are currently researching along with marketing studies provided by beverage industry and financial consultants, Summit Advisory Partners and Distribution professional’s the J Joyner Group in Irving, TX.

Or-Ion Products has  two employees at the present time the CEO and his son . Or-Ion's goal is to have 2 sales people and 2 administrative employees within the next 6 months and does not anticipate any more than these 4 as all other work will be contracted with or through GURU, and Dr. Bear Walker.  Sales personnel will be offered a percentage bonus based upon performance. This bonus will be above wages. Other employees as well as sales personal will be offered stock options above group life insurance and paid vacations.

Subsequent to the submission of the S-1 application OR-ION Products, Inc. has moved its offices to: 1202 White Chappel Blvd. Building 2, Suite 2, Southlake, TX 76092. We have signed a 1 year lease for approximately 1100 square feet for $2,000 per month.

Or-Ion holds a provisional patent on the Beyond Hydration Drink. Most importantly, Or-Ion possesses the secret formula for the Ultimate Mineral formula which can not be reverse engineered nor can it be reproduced. This formula drives and is the catalyst for all Or-Ion products but is especially true for the hydration drink. Within the formula there is additional proprietary information which is essential for inner cellular delivery.

This hydration formula is essential for Or-Ion’s success. The patent was acquired in order for the company to seek clinical studies and procure “white papers” proving the efficacy of our hydration drink and other products. The company holds a provisional patent. The continuation of the patent application is in the continuation mode. The cost over the next 6 months is estimated to be $3500.00. Or-Ion is moving forward to a ‘patent pending” status.

White papers are scientific facts addressing those issues which need to be understood before undertaking the challenge of producing a product that might help the body perform better in regard to the specific application of the bodily function involved. At the same time when a product has been formulated to address those issues “white papers” may also be written to support the efforts to offer a nutritional supplement that may help with the function being addressed. In the case of the “white papers” written by Bear Walker, PhD, Inner Cellular Biology, Inner cellular hydration is explained. The results of the papers enabled Or-Ion to confirm that we may be on to the right approach to deliver natural nutrition to the inner cell which might help the body remain healthier for a longer period of time.

Trade secrets (formulas) are known only to the immediate family of the developer, David M. Simcho, CEO of the company. In addition to the Simcho family upon successful funding all formulas will be given to Kevin Kiechler, a senior partner, of G.U.R.U. marketing who will also safeguard these formulas in a safe deposit box to assure continued operations.

The amounts expended by the Company for research and development during the last fiscal year,  for the anticipated Energy Drink and Anti Inflammatory Drinks have both been materially developed over the past two years. The total cost of this research was approximately $92,000. The additional development costs of primarily the anti inflammatory drink will be approximately an additional $100,000 over the next 12 months, but only if sales of existing products provide the capital. The percentage of development costs to total sales over the last fiscal year was approximately 12%.

There are no environmental regulations which would affect Or-Ion products other than those affecting our contracted bottling companies which deal with sewage and waste. Or-Ion does not bottle on site. Other proposed regulations such as FDA regulations will be closely watched and monitored. However, Or-Ion does not believe in nor develop products that offer mega doses of nutrients in any form.

Our goal for the balance of this fiscal year and the first six months of next year is to concentrate on the production, marketing, distribution and sale of our hydration drink along with the continued sales of our supplement line of products.

At this point in time it looks like the first application of anticipated funding will be around the first week in March, 2009. This late 4th quarter infusion of capital will allow us to produce approximately 125,000 bottles of hydration drink. Or-Ion would also step up marketing and advertising in preparation for a concentrated effort in the Dallas Fort Worth Metroplex. We intend to participate in trade shows only to the extent of sponsoring various charities associated with 10K runs, marathons, or other sporting events.

In the first fiscal quarter we should be able to generate operating revenues in excess of $600,000 from inventory produced in the previous quarter as well as finished product produced in the 1st quarter. Or-Ion will become more aggressive in the marketing of our product and begin to reach out regionally.

The 2nd quarter is projected to provide us with sufficient inventory and market exposure to set up a potentially profitable 3rd quarter. Since all efforts outside of inner office administration is designed to be contracted labor including bottling, marketing, advertising, and fulfillment, there is no anticipation to expand physical premises or staff.

By the end of the second quarter we anticipate advertising our products in category review magazines aimed at larger retailers such as Costco, CVS, etc.

INDUSTRY BACKGROUND

The nutritional supplement market is a multi billion dollar industry; full of opportunity but obviously it is a very competitive market. Recently, however, numerous reports from highly respected sources like John Hopkins University and Medical Center point out the poor absorption rates of nutritional supplements in tablet and capsule form. Additionally these tablets are now linked to other physical problems due to the binders and other metallic components necessary in making a pill or capsule. Or-Ion emphasizes the necessity of liquid supplements which are both organic and complete in ionic frequencies. The building trend is now leaning more to liquid supplements delivering nano sized nutrition to the body. This is a more expensive supplement but far more effective.

PRINCIPAL PRODUCTS AND THEIR MARKETS

Or-Ion Products, Inc. formulates and produces organic and naturally ionic nutritional supplements. Existing products include, Or-Ion Ultimate Minerals, Or-Ion Ultimate Vitamins, Or-Ion Ultimate Calcium, Or-Ion Ultimate GeoCure (Fulvic acid(s)), Or-Ion Zeolite+, and Or-Ion Ultimate Zeolite. Or-Ion Supplements also produces “H8O™”, A Beyond Hydration electrolyte replacement drink in 4 (four) flavors: Grape, Orange, Raspberry and Tropical Mist.

Our chosen industry segment incorporates all humans. Or-Ion will target licensed Health Care Professionals as well as health conscious individuals. We will initially compete in the Dallas/Fort Worth Metroplex.  However; expansion could take us globally.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

None.

COMPETITION

Or-Ion differentiates itself based upon superior products delivering nutrients directly to the inner cell. Or-Ion incorporates a unique and very effective delivery system based upon recognized frequency recognition in which the human cell both recognizes then receives nutrients and hydration. To our knowledge no other supplements produced offer these properties.

Our existing Pricing includes: Retail, Health Care Professional (HCP) and Store pricing
Or-Ion Ultimate Minerals 2 ounce bottle (one month supply/person)	$39.95 retail
$21.95 HCP
$16.95 Store

Or-Ion Ultimate Vitamins 16 ounces (one month supply/person)	$39.95 retail
$21.95 HCP
$16.95 Store

Or-Ion Ultimate Calcium 16 ounces (one month supply/person)	$44.95 retail
$25.95 HCP
$20.95 Store

Or-Ion Premier EFA 120 GelCaps (one month supply/person)	$35.95 retail
$23.95 HCP
$18.95 Store

Or-Ion GeoCure 16 ounces (one month supply/person)	$49.95 retail
$31.95 HCP
$26.95 Store

Zeolite both 2 ounce bottle (two month supply/person)	$89.95 retail
$63.95 HCP
$53.95 Store

H8O Hydration all flavors 16 ounce bottle 1 serving
Per person for immediate re-hydration and recovery	$1.89 retail
$1.79 HCP
$1.29 store

All products offer a unique delivery system directly to the inner cell. Recent research has indicated all disease begins with inner cellular inflammation and the first cause of inflammation is inner cellular dehydration. Or-Ion products address inner cellular hydration and meet the criteria for inner cellular acceptance of proper hydration.

SOURCES OF AND AVAILABILITY OF PRODUCTS

There are no existing supplier contracts. Or-Ion will not be dependent upon one supplier for any raw materials. Presently Or-Ion orders from 4 (four) different suppliers for the minerals required to produce our Mineral product, the Vitamin product and our Calcium product. There are numerous mineral suppliers throughout the United States, Canada and the rest of the world. Or-Ion does have one supplier who provides a superior fish oil product and our relationship with this organization, Vital Choice in Washington State is a very tight and good relationship. Based upon our growth we will receive an exclusive contract from this company to assure continued product. However, these sales are not a significant factor in our overall sales.

Fulvic acid(s) and Zeolites are readily available throughout the world our supply comes from New Mexico but there are numerous suppliers and along with the minerals it is a buyers market and for the time being purchasing on the open market is far more viable than contracted relationships.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Or-Ion does not depend on one or a few major customers at this time.

PATENTS AND TRADEMARKS

Or-Ion holds a provisional patent on the Beyond Hydration Drink. Most importantly Or-Ion possesses the secret formula for the Ultimate Mineral formula which can not be reverse engineered nor can it be reproduced. This formula drives and is the catalyst for all Or-Ion products but is especially true for the hydration drink. Within the formula there is additional proprietary information which is essential for inner cellular delivery.

This patented hydration formula is essential for Or-Ion’s success. The patent was acquired in order for the company to seek clinical studies and procure “white papers” proving the efficacy of our hydration drink and other products.

Trade secrets (formulas) are known only to the immediate family of the developer, David M. Simcho, CEO of the company. Upon successful funding all formulas will be given to Kevin Kiechler, a senior partner, of G.U.R.U. marketing will also safeguard these formulas in a safe deposit box to assure continued operations.

NEED FOR ANY GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

Regulations such as Codex or other FDA regulations will be closely watched and monitored. However, Or-Ion does not believe in nor develop products that offer mega doses of nutrients in any form.

GOVERNMENT AND INDUSTRY REGULATION

Or-Ion only contracts with licensed bottling companies in good standing with the Texas Board of Health and FDA Standards, Or-Ion is not directly affected by such rules and regulations. Or-Ion does not bottle on site.

RESEARCH AND DEVELOPMENT ACTIVITIES

The amounts expended by the Company for research and development during the last fiscal year,  for the anticipated Energy Drink and Anti Inflammatory Drinks have both been materially developed over the past two years. The total cost of this research was approximately $92,000. The additional development costs of primarily the anti inflammatory drink will be approximately an additional $100,000 over the next 12 months, but only if sales of existing products provide the capital. The percentage of development costs to total sales over the last fiscal year was approximately 12%.

ENVIRONMENTAL LAWS

There are no environmental regulations which would affect Or-Ion products other than those affecting our contracted bottling companies which deal with sewage and waste.

And since Or-Ion only contracts with licensed bottling companies in good standing with the Texas Board of Health and FDA Standards, Or-Ion is not directly affected by such rules and regulations. Or-Ion does not bottle on site.  Other proposed regulations such as Codex or other FDA regulations will be closely watched and monitored. However, Or-Ion does not believe in nor develop products that offer mega doses of nutrients in any form.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There are currently no employment agreements with the Company.

DESCRIPTION OF PROPERTY

Or-Ion has moved it offices to: 1202 White Chappel Blvd., Building 2, Suite 2, Southlake, TX 76092. Or-Ion has signed a 1 year lease for approximately 1100 square feet of office space at the rate of $2,000 per month.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of December 16, 2008 the Company had a total of 34 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-           Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-           Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-           Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-           Contains a toll-free number for inquiries on disciplinary actions;

-           Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-           Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-           The bid and offer quotations for the penny stock;

-           The compensation of the broker-dealer and its salesperson in the transaction;

-           The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-           Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The Company currently does not have a stock transfer agent.

FINANCIAL STATEMENTS

Our fiscal year end is March 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period March 31, 2007, and March 31, 2008 and the reviewed financials for the 6 months ended September 30, 2008 immediately follow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this prospectus.  Some of the information contained in this section or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW

Or-Ion was incorporated on July 9, 2008 in the State of Texas.  We began our business operations on July 9th, 2008 as Or-Ion Products, Inc; and we currently have minimal revenue and no significant assets.  Prior to July 9th, 2008 , Or-Ion did business under the name Or-Ion Supplements, LLC. Word of mouth sales generated revenue to develop our existing line of products. Or-ion has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Since becoming incorporated, Or-Ion has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Or-Ion is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Or-Ion nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

Our products are beyond the development stage and are ready for commercial sale. Or-Ion will strive to improve our existing products in response to demand and additional technologies. We will begin to market more aggressively in certain target markets with our official launch in June of 2009.

We are planning to focus our operations on the development of a diverse network of individuals and firms that can offer their professional services to channeled geographic distribution centers throughout 2009. Our target markets for 2009 are upper end fitness centers, sports training facilities, health care professionals and fire departments as well as targeted centers in the beverage distribution market.  Our purpose during this period is to develop sales, track sales and brand our product.

Our management team is comprised of individuals who have significant experience in dealing with beverage management and distribution; marketing, branding and advertizing; national distribution and sales analysis, as well as banking and finance.

The competitive research we’ve conducted in this area has uncovered several potential markets for our products, especially in the area of hydration , such as: Upper end fitness centers, Health oriented food chains such as Whole foods and H.E.B. Foods, Nutritional Distribution Companies especially those focusing on strength and conditioning.

PLAN OF OPERATION

We have devised a three step plan to develop and implement our business.  This plan may be revised in the future as management finds necessary.  Any modifications to our business plan will be clearly expressed to the shareholders.

STEP I Inaugurate a “beach head” marketing and media blitz in the Dallas-Fort Worth, TX Metroplex and at the same time promote our products in both Manhattan, NY and Chicago, IL. This is our introductory phase.   “Beach Head” is a marketing term used to focus efforts in a small demographic area concentrating advertising efforts to reach a group of people designated to be the ideal customer in that particular market.

STEP II Meticulously track and analyze sales; conduct focus groups; perform clinical studies; and secure both sports and celebrity endorsements. This will constitute our “branding” and product recognition phase. We anticipate sustained growth in sales during the first three quarters of 2009.   Due to the new product “Beyond Hydration”. Or-Ion has already begun direct sales. It is through this effort that we anticipate consistent sales and growth.

STEP III  Prepare for “category reviews” in various distribution magazines and other trade periodicals based upon our accumulated data during steps I and II.  We are preparing for our official launch on June 15, 2009. At this point in time we will have placed “teasers” in certain trade magazines as determined by the J Joyner Group. This will be a concerted effort running parallel with our “Beach Head” marketing in the Dallas-Fort Worth Metroplex. The information in the “teasers” will be determined by information gathered from statistical data provided by A.C. Nielson and analyzed by the J Joyner Group. This real time information should allow us to better define our products and properly place them in retail environment.

RESULTS OF OPERATIONS FOR THE YEAR ENDED March 31, 2008 COMPARED TO THE YEAR ENDED March31, 2007

During the years ended March 31, 2008 and 2007, we had minimal revenues and our expenses consisted primarily of rent, minimal salary compensation, and product development as explained above.  We hope 2009 will be a better indicator of our opportunity as we feel the infusion of investment capital will allow us to build out our business plan

OR-ION Products, Inc. does not foresee any events in the near future regarding economic trends or other infrequent events that might have a significant effect on continued operations either affecting income or expenses. Since we are a start up company and do not have a major impact on any product nor do we have a fraction of a percent of any market any downturn would simply not affect us.

The recent awareness of major bottling companies producing a very visible and highly touted health drink has made the public more aware of the necessity of hydration with less sugar and other impurities.  Since our hydration drink is already on the high end in terms of cost due to its organic nature and hydration properties we see our costs going down as volume continues to increase. We know of no other events that would cause either an adverse or positive affect in labor costs or materials.

The only changes in expenses and / or revenues are attributed to increased production costs, sales revenue and anticipated marketing and advertising. This remains true through September 30, 2009. With the economic climate and uncertainties associated with any political interventions forecasting beyond this point is very uncertain.

There has been no impact over the last three years prior to OR-ION Products, Inc., and none is expected over the next year in regard to either inflation or changing prices. Although OR-ION Products, Inc. has a history going back to July 2008 inflation has not had an impact on any supplements over recent history.

Or-Ion Products, Inc.
Consolidated Statements of Operations

	For the Years Ended March 31,

	2007	2008

Sales	$169,860	$136,350

Cost of sales	45,797	36,249

Gross profit	124,063	100,101

Operating expenses:
Selling expenses	213,654	230,944
General and administrative expenses	92,584	86,976
Total operating expenses	306,238	317,920

Other income (expense):
Interest income	57	-
Interest expense	-	(10,434)
Loss on sale of fixed assets	(24,061)	-
Total other expense	(24,004)	(10,434)

Net loss before (provision)benefit of
income taxes	(206,179)	(228,253)

Provision for income taxes	-	-

Net loss	$(206,179)	$(228,253)

Loss per common share	$(0.01)	$(0.01)

Weighted average number of common
shares outstanding-basic and diluted	36,811,050	38,020,536

LIQUIDITY

We have cash assets at March 31, 2008 of $12,171.00. We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans. We had minimal cash flows during the year ended March 31, 2008 including the proceeds from product sales of $136,350.00.

SHORT TERM

On a short-term basis, we have not generated  enough revenues to cover operations.  Based on prior history, we will continue to have insufficient revenue to satisfy current and recurring liabilities as we continue development products. For short term needs we will be dependent on receipt, if any, of private placement proceeds.

Our assets consist of a checking account with a balance of $51,079.41 as of 11/14/2008, with total current assets of $246,520 including active inventory.

Our total liabilities are $147,461 at March 31, 2008, however we are incurring significant liabilities estimated to be $60,000 subsequently in connection with our registration statement on Form S-1.

CAPITAL RESOURCES

We have only common stock as our capital resource.

We have no material commitments for capital expenditures within the next year, however substantial capital will be needed to pay for development of our website, marketing ,sales and normal costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have minimal revenues.  We have NO committed source for any funds as of date here.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

We had budgeted $100,000 for the period ending January 1, 2009. The funds allocated to administrative expenses  were intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, printing expenses and web site development.  These funds were in fact spent and as previously addressed our current expenditures are averaging $75,000 per month.

Management has no plans to advance capital to maintain normal operations. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our objectives.

LIMITED FINANCING

We may  borrow  money to  finance  our  future  operations,  although  we do not currently  contemplate  doing so. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors see "Risk Factors" and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements with any entities directly or indirectly related to the Company.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated minimal revenues, has accumulated a loss of $434,432.00 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Other than the debt absorbed by OR-ION Products, Inc. at the time of the reverse merger as previously addressed Or-Ion has not incurred  any debt or long-term commitments and believe we can maintain our current level of operations through this Registration . We need to raise a minimum of $3,000,000 over the next twelve months to have the ability to produce revenue generating products.  We continue to seek financing, but there are no guarantees that we will be able to do so.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

B.	BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

C.	CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

E.	REVENUE RECOGNITION

1)           The Company sells a variety of mineral and nutritional products to individuals, retailers, distributors, contractors, and governmental entities.  The Company generally recognizes revenues at the time of invoicing for these products, which is ordinarily done on a daily basis as products are shipped.  Costs of discounts, credit card fees, and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

Accounts receivable on product sales consist primarily of receivables from the sale of minerals and nutritional products.  The Company sells to its customers based on its standard credit policies and regularly reviews accounts receivable for any bad debts.  The review for bad debts is based on an analysis of the Company’s collection experience, customer credit worthiness, and current economic trends.   Receivables are determined to be past due based on payment terms of original invoices.

Terms of sale for international customers are cash in advance of production or shipment.  Terms of sale on personal and small common-use products for domestic customers are cash in advance of shipment for retail and other small orders, and 50% deposit in advance on larger orders, subject to credit approval.  The Company has sustained no credit losses for the periods reported, and management, considering all current accounts receivable collectible in full, has not made an allowance for any doubtful accounts.  Accounts receivable was $44,565 at March 31, 2007, and $0 at March 31, 2008.

2)           The Company based on historical sales experience has not experienced any material return of products and therefore, does not consider an accrual for such to be appropriate.

3)           The Company based on historical sales experience has not experienced any material return of products and therefore, does not consider an accrual for such to be appropriate.

4)           The Company has no history or plans to sell product on any type of incentive which would cause a customer to purchase in excess of it’s ordinary course of business inventory level.  The Company generally recognizes revenues at the time of invoicing, which is ordinarily done on a daily basis as products are shipped.  Costs of discounts, credit card fees, and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

5)           The Company has no history of items which have the nature of reducing gross revenue

6)           The Company based on historical sales experience has not experienced any material return of products.  That history has been consistent from inception to the present.

F.	INVENTORY VALUATION

Inventory is stated at the lower of cost, determined by the first-in, first-out method, or net realizable value (market).  Market is determined based on the net realizable value, with appropriate consideration given to obsolescence, excessive levels, deterioration and other factors.  Whereas any valuation method is subject to factors beyond current knowledge there is no reasonable basis which would be expected to have any material effect on valuation.

G.	INCOME TAXES

At March 31, 2008, the Company had net operating loss carry-forwards of approximately $434,432, which expire in various years beginning in 2022.  A valuation allowance has been provided for the deferred tax assets as it is uncertain whether the Company will have future taxable income.

A reconciliation of the benefit for income taxes with amounts determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

	Year Ended March 31,
	2007	2008
Benefit for Income Taxes Computed
Using the Statutory Rate of 34%	$70,100	$77,606
Non-Deductible Expenses	-	-
Change in Valuation Allowance	(70,100)	(77,606)
Provision for Income Taxes	$-	$-

Significant components of the Company’s deferred tax liabilities and assets were as follows at March 31, 2007 and 2008:

	2007	2008

Net Operating Loss Carry-forward	$70,100	$147,706
Valuation Allowance	(70,100)	(147,706)

Net Deferred Tax Asset	$-	$-

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133,  Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ..

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the directors and executive officers of the Company.

Name	Age	First Year as Director	Position
David M. Simcho	60	July 9, 2008	Chairman, Chief Executive Officer, Director
Michael Frank	54	July 9, 2008	Chief Financial Officer
Bear Walker	51	July 9, 2008	Director
Dr. Keith Pyne	43	July 9, 2008	Director
Kevin Kiechler	51	July 9, 2008	Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director.   Specific Frequency Infusion, Inc., Or-Ion Supplements, LLC the two previous companies and OR-ION Products, Inc. the company applying for the registration have not paid any compensation to any director in fiscal years 2006 to the present time.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers with or without contract with the company.

David M. Simcho, CEO  Age 60, 1431 Greenway Dr. Suite 220, Irving, Texas 75038.

Mr. Simcho has been the Chairman and Chief Executive Officer of Or-ion Products and its predecessors for the last seven years.  Mr. Simcho brings to Or-Ion his over 30 years of experience in as a Chairman and CEO in banking, financial consulting, and as a registered account executive. Mr. Simcho traded Fed Funds with First National Bank of Denver and served on the banks Investment Committee. Mr. Simcho also researched, evaluated and assisted in Industrial Development Bonds for Van Horne Investments, Inc., and R.G. Dickenson, Inc. N.A.S.D. member firms.

From 1999 to 2003 Mr. Simcho established Property Protection Services, LLC in San Jose, CA and served as managing general partner.

In 2003 Mr. Simcho became involved in the research and development of nutritional supplements. Mr. Simcho produced first plant derived minerals with a natural delivery system. In 2006 Mr. Simcho founded both Or-Ion Supplements, LLC and Specific Frequency Infusion, Inc. to produce and market nutritional supplements. In July 9, 2008 Mr. Simcho formed Or-Ion Products, Inc. which absorbed Or-Ion Supplements and SFI, Inc.

Mr. Simcho received a BA from Creighton University, Omaha, Nebraska, and an MBA in Banking from the University of Colorado, Boulder, Colorado.

Michael Frank, Chief Financial Officer and Principal Accounting Officer Age 54

Michael Frank, the Company’s Chief Financial Officer and Principal Accounting Officer has over 30 years of corporate accounting and financial management experience in manufacturing and service industries, including preparation of financial statements, financial planning, internal auditing and financial reporting.  Mr. Frank received a BS in accounting and an MBA in finance from the University of Indiana and is a licensed CPA in the state of Indiana.  From 1999 until 2004 Mr. Frank was the Director of Corporate Reporting for SIRVA, Inc.  From 2004 through 2007 Mr. Frank was self-employed as a CPA specializing in tax, estate and financial planning.  From 2007-2008 Mr. Frank has served as a Controller at a law firm.

Bear Walker, PhD Inner Cellular Biology, Director Age 51.  31 Main Street, Smith Salem, New York 10590

Bear Walker is a Director of the Company, and has a PhD in Cellular Biology along with over 20 years of a successful practice in medical consulting. Bear’s earliest training comes from his Grandfather, a full- blooded Anishanabe Elder, who taught Bear the ways of Native Wisdom.  Starting at the age of two, Bear’s Grandfather showed him the ways of the plants, herbs, stones and all traditional wisdom.

Bear has been an Earth Medicine Practitioner for over twenty years, combining training and experience from all over the world. He has studied extensively all areas of Naturopathic Medicines, including Homeopathy, Herbal Medicine and Clinical Nutrition.

Bear has specialized in Bio Energetic Testing, a form of Electro Diagnosis, which utilizes a computer to evaluate 30 different systems of the body and is capable of testing over 13,000 bits of information of the body. He was involved in the Clinical Research on this testing device at Walter Reed Hospital in Washington, D.C. with Dr. Wayne Jonas of N.I.H.

Having practiced with some of the top M.D. / D.C. across the U.S. such as Dr. Roy Kerry of the University of Pittsburgh, Mr. Bear has consulted with over 50,000 patients, including many top athletes and celebrities. Mr. Bear has always considered his patients to be his greatest teachers.

In 1996 Bear founded Earth Medicine Institute, teaching doctors and lay people in the US and around the world.  Mr. Bear established Programs ranging from Cellular Biology, the eight systems of the body, to Medical Anthropology.

Mr. Bear has been in independent practice throughout the United States for at least 12 years.  Mr. Bear attended Temple College in 1976, Luther Rice Seminary from 1976 to 1978 where he received a Degree in Divinity/Comparative Religion, the Autogenic Training Institute from 1985 to 1986 where he received electro-dermal training, the Canadian Naturopathic College from 1986-1988, and the University of Pittsburgh from 1987 to 1989 where he studied Clinical Ecology.  From 1988 through 1990 Mr. Bear worked for the National Institute of Health and NASA working on clinical studies involving electro dermal testing at Walter Reed Hospital with Doctor Wayne Jonas.  Mr. Bear founded the Earth Medicine Institute, and eventually received a PhD in Cellular Biology and Medical Anthropology.  Mr. Bear has a 2 year affiliation with Northern Westchester Medical Center, Columbia Presbyterian, located in Mount Kisco, New York where he worked with Dr. Michael Finkelstein.  Mr. Bear also spent 2 years consulting with Doctor Miroff at Pfizer Pharmaceutical, where he conducted extensive research into Alzheimers and established a Rx Patent.  Mr. Bear has 20 years of experience in private practice, EMP/Traditional Naturopath, and has treated over 50,000 patients.

Dr. Keith Pyne, B.Sc., D.C. Director Age 43 5741 Theresa St., Niagara Falls, Ontario, Canada L2J2A2

Dr. Keith Pyne is a Director of the Company and is an internationally recognized rehabilitation specialist accelerating advanced injury recovery and peak performance achievement for professional and Olympic athletes and Fortune 2000 executives around the World. Keith’s practice specializes in the neuromuscular structural integration that resolves injuries and biomechanical discrepancies.

Keith treats 123 NFL players; 250 NHL Players; 16 NBA Players; and helped treat athletes in track and field in both the 1996 Atlanta and 2000 Australia Olympic Games.

Dr. Pyne has over 16 years of experience as a Rehabilitation Specialist.  Dr. Pyne’s education was at McMaster University, Canada, and Brock University, St. Catherine’s Ontario Canada.  Dr. Pyne works in Human Kinetic & Exercise Physiology at Parker College of Chiropractic, Dallas, Texas, where he is also a Director.

Dr. Pyne has spent the past five (5) years providing treatment to NFL, NBA, and NHL professional players. Dr. Pyne provides his services as an independent contractor.

Kevin Kiechler Director Age 51 1431 Greenway Dr. Suite 220, Irving, Texas 75038

Kevin Kiechler is a Director of the Company. He has served as President and Vice President of Sales and Marketing for several large and small corporations.  His specialty is promotion of products or services into the marketplace, whether domestic or international. In addition to print production, Mr. Kiechler has also produced over 300 Television commercials, infomercials, recruiting audios, videos, DVDs and CDs and has filmed on location in many different countries including Japan, England, Australia, Mexico, and Canada.  Mr. Kiechler has also negotiated sports-related endorsements worldwide and has served an an NFL agent for two years.  Mr. Kiechler is an alumni of Texas Tech University where he received his BA, and in the last five years has served as a Principal/Partner of GURU Partners, L.L.C.  Mr. Kiechler has over 28 years of experience in domestic and international sports marketing.  He has served on the executive leadership board of Athletes in Action of Texas for thirteen years and helped form Jimmy Johnson’s Charities for Children with the Dallas Cowboys. Mr. Kiechler also served as Chairperson for the Dallas Cowboys Sports Clinic with the Pros for eleven years. He and his business partner, Wayne Walker, co-authored a book on success in selling and have led seminars and training around the world, teaching thousands of people how to successfully market their products or services.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The Company is actively searching for additional directors who have credentials, experience, and contacts, which will assist us in the fulfillment of our business plan.  The Company does not have any committees.  The Company does not have an audit committee financial expert on its board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The compensations for the initial officers and directors is as shown below. We do not currently have any benefits, such as health or life insurance, available.

Summary Compensation Table

Name							Change in pension value
and					Option	Non-equity	and nonqualified
Principal	Year	Salary	Bonus	Stock Awards	Awards	Incentive plan	Deferred compensation	All other
Position						Compensation	earnings	compensation	Total
		$	$	$	$	$	$	$	$
David M. Simcho CEO, President, Secretary, and Director	2008	0	0	30,250(1)	0	0	0	0	30,250

Michael Frank, CFO	2008	0	0	300 (2)	0	0	0	0	300

		0	0	30,550	0	0	0	0	30,550

(1) David M. Simcho has been issued 30,250,000 restricted common shares since the founding of the Company on July 9th, 2008 based upon a par value of $.001 per share for a total of $30,250.00.
(2) Michael Frank is an existing founders stock share holder and his compensation is included in the total share holdings of the Azar Family Trust.
STOCK AND OPTION AWARDS

Name and						Non-Equity
Principal				Stock	Option	Incentive Plan
Position	Year	Salary	Bonus	Awards	Awards	Compensation

David M. Simcho	2008	0	0	$30,250	0	0

DIRECTORS’ COMPENSATION

The Company currently does not have any arrangements for compensation of Directors.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

The Company currently maintains no employment contracts.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

The Company currently maintains no Stock Option Plan or other Long-Term Incentive Compensation Plan.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There are no Long-term incentive plans in place at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 35,800,000 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Number of	Percent of
	Common	Voting with
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)
David M. Simcho, CEO/President, Secretary and Director	30,250,000 shares	38%
Dr. Keith Pyne, Director	975,000 shares	016%
Bear Walker, PhD, Director	975,000 shares	.016%
Kevin Kiechler, Director	3,600,000 shares	6%

1.	The address of each executive officer and director is c/o Or-Ion Products, Inc
2.
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.
Assumes the sale of the maximum amount of this offering (20,000,000 shares of common stock) by Or-Ion Products, Inc. The aggregate amount of shares to be issued and outstanding after the offering is 80,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On May 17, 2006, the Company opened a line of credit with Wells Fargo Bank in the amount of $45,000.  The line of credit provides for the advancement of funds at various times at the request of the Company, up to the $45,000 credit limit.  The outstanding balance is due on demand, and carries interest at rates that vary from time to time, but averages approximately 7.5% for the reporting periods.  Interest is charged and paid at the end of each month.  The principal amount outstanding as of March 31, 2007 and 2008 was $44,220 and $44,437, respectively.

The Company also carried a related party payable incurred from personal funds paid out by David Simcho for ordinary business operations over the course of time.  These payables are non-interest bearing and are unsecured.  Repayment is anticipated as cash flow from business allows in the future.  The outstanding balance of the related party payable was $81,792 on March 31, 2007, and $81,497 on March 31, 2008.

On July 9, 2008 , OSI contributed substantially all of it assets and liabilities to the Company in exchange for stock to an affiliated entity of the controlling shareholder. OSI's assets consisted primarily of cash and intercompany liabilities to SFI.

On July 9, 2008 , SFI contributed substantially all of it assets and liabilities to the Company in exchange for stock to David Simcho, the controlling shareholder. SFI's assets consisted primarily of cash and intercompany receivables from OSI.

The Company assumed liabilities from the above mergers aggregating approximately $150,000. These liabilities consist of approximately $92,000 to David M. Simcho, approximately $45,000 credit line with Wells Fargo.

The contributing companies were under common control for more than one year prior to the transaction. Immediately after the transaction, the contributing companies shareholders owned 100% of the Company’s issued and outstanding stock. The transaction qualified as a reverse merger and all of the assets and liabilities of the contributing companies were included on the Company’s balance sheet at historical values and the historical consolidated results of operations of the combined two entities are presented in the accompanying consolidated statement of operations.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Killman, Murrell & Company P.C.

Certified Public Accountants

3300 N. A Street, Bldg. 4, Suite 200	1931 E. 37th Street, Suite 7	2626 Royal Circle
Midland, Texas 79705	Odessa, Texas 79762	Kingwood, Texas 77339
(432) 686-9381	(432) 363-0067	(281) 359-7224
Fax (432) 684-6722	Fax (432) 363-0376	Fax (281) 359-7112

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Or-Ion Products, Inc.
Irving, Texas

We have audited the accompanying consolidated balance sheets of Or-Ion Products, Inc. as of March 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we can plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Or-Ion Products, Inc. as of March 31, 2008 and 2007, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Killman, Murrell & Company, P.C.
Odessa, Texas
September 17, 2008

Consolidated Financial Statements

For The Years Ended March 31, 2008 and 2007

Contents

Financial Statements:

Or-Ion Products, Inc.
Consolidated Balance Sheets

	March 31,
	2007	2008
Assets:

Current assets:
Cash	$24,240	$12,171
Accounts Receivable	44,565	-
Inventory, at cost	222,979	234,349

Total current assets	291,784	246,520

Total assets	$291,784	$246,520

Liabilities and Shareholders Equity:

Current liabilities:
Accounts payable and accrued liabilities	$-	$21,527
Related party payable	81,792	81,497
Notes payable	44,220	44,437
Total current liabilities	126,012	147,461

Stockholders’ equity:
Common stock, no par value, 500,000,000 shares authorized, 37,481,950 and 38,625,000 shares issued and
outstanding, respectively	371,951	518,491
Additional paid-in capital	-	15,000
Accumulated deficit	(206,179)	(434,432)
Total stockholders’ equity	165,772	99,059

Total liabilities and stockholders’ equity	$291,784	$246,520

The accompanying notes are an integral part of the consolidated financial statements.

Or-Ion Products, Inc.
Consolidated Statements of Operations

	For the Years Ended March 31,

	2007	2008

Sales	$169,860	$136,350

Cost of sales	45,797	36,249

Gross profit	124,063	100,101

Operating expenses:
Selling expenses	213,654	230,944
General and administrative expenses	92,584	86,976
Total operating expenses	306,238	317,920

Other income (expense):
Interest income	57	-
Interest expense	-	(10,434)
Loss on sale of fixed assets	(24,061)	-
Total other expense	(24,004)	(10,434)

Net loss before (provision)benefit of
income taxes	(206,179)	(228,253)

Provision for income taxes	-	-

Net loss	$(206,179)	$(228,253)

Loss per common share	$(0.01)	$(0.01)

Weighted average number of common
shares outstanding-basic and diluted	36,811,050	38,020,536

The accompanying notes are an integral part of the consolidated financial statements.

Or-Ion Products, Inc.
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended March 31, 2007 and 2008

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Common shares issued April 2006,
in connection with organization:
Common shares issued for services-
Specific Frequency Infusion, Inc.	19,450,000	$19,450	$-	-	$19,450
Or-Ion Supplements, LLC	14,800,000	14,800	-	-	14,800

Inventory contributed in April, 2006	495,000	87,570	-	-	87,570

Common shares issued for services
at various dates	1,086,950	40,131	-	-	40,131

Common shares sold	1,650,000	210,000	-	-	210,000

Net loss, 2007	-	-	-	(206,179)	(206,179)

Balance at March 31,2007	37,481,950	371,951	-	(206,179)	165,772

Common shares issued for services
at various dates	950,000	121,790	-	-	121,790

Common shares sold	193,050	24,750	-	-	24,750

Shareholder contribution	-	-	15,000	-	15,000

Net loss, 2008	-	-	-	(228,253)	(228,253)

Balance at March 31,2008	38,625,000	$518,491	$15,000	$(434,432)	$99,059

The accompanying notes are an integral part of the consolidated financial statements.

Or-Ion Products, Inc.
Consolidated Statements of Cash Flows

	For the Years Ended March 31,

	2007	2008

Operating activities:
Net loss	$(206,179)	$(228,253)

Adjustments to reconcile net loss to net cash (used in)
operating activities:
Common stock issued for shareholder services	74,381	121,790
Changes in assets and liabilities-
Accounts receivable	(44,565)	44,565
Inventories	(135,409)	(11,370)
Credit cards payable	-	21,527
Net cash (used in) operations	(311,772)	(51,741)

Financing activities:
Notes payable	44,220	217
Related party payables	81,792	(295)
Shareholder contribution	-	15,000
Proceeds from sale of common stock	210,000	24,750
Net cash provided by financing activities	336,012	39,672

Net increase (decrease) in cash	24,240	(12,069)

Cash, beginning of period	-	24,240

Cash, end of period	$24,240	$12,171

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the period for:
Interest	$-	$10,434
Income Taxes	-	-

Shareholder contributions:
Inventory	$(87,570)	$-
Common stock	87,570	-

The accompanying notes are an integral part of the consolidated financial statements.

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

1.  Nature of Operations

Or-Ion Supplements, LLC (“OSL”) and Specific Frequency Infusion, Inc. (“SFI”) began operations on April 1, 2006 in conjunction with one another.  OSL’s primary purpose is to maintain the secret formulas within the family of the founder of both companies, David M. Simcho; whereas, sales and marketing have been handled by SFI.  As both the vision for growth and product line expanded, it became clear that the two companies needed to become one.  Or-Ion Products, Inc. (“OPI”) was incorporated in the State of Texas July 18, 2008 and assumed all operational activities, with OSL and SFI becoming wholly-owned subsidiaries.  The Company formulates and produces organic and naturally ionic nutritional supplements. Existing products include, Or-Ion Ultimate Minerals, Or-Ion Ultimate Vitamins, Or-Ion Ultimate Calcium, Or-Ion Ultimate GeoCure (Fulvic acid(s)), Or-Ion Zeolite+, and Or-Ion Ultimate Zeolite. Or-Ion Supplements also produces “H8O™”, a beyond Hydration electrolyte replacement drink in 4 (four) flavors: Grape, Orange, Raspberry and Tropical Mist.

All of the aforementioned products are formulated in the offices located at the Irving, Texas address. At the present time all products are bottled by utilizing outside contracted services. All outside contracted services must be in good standing with the Texas Board of Health and current with present FDA standards.

At the present time Or-Ion Products, Inc. provides its own fulfillment from the Irving, Texas location and shipping all orders through Federal Express services. In the future Or-Ion will ship products from outside contracted bottling companies directly to contracted fulfillment centers.

Or-Ion plans to introduce an Energy supplement free of caffeine or any other cardio-stimulation products providing a sustained, non-spike, natural energy. Or-Ion also will introduce an anti-inflammatory health drink sometime in the year 2009. Neither of these drinks should require a material amount of company resources as both products already have been materially developed. Once the decision is made to produce and distribute these products outside contractors will be doing the bottling. It is the intention of the Company to utilize existing bottling, distribution and fulfillment centers for the manufacturing, marketing and distribution of their products. The only material costs would be the raw materials required. It is their intention that the sales of existing products will provide the necessary investment capital to fund the new product development.

2.  Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. The Company's accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

The consolidated financial statements include the accounts of its wholly-owned subsidiaries, OSI and SFI.  Intercompany accounts and transactions have been eliminated in consolidation.

Income per Common Share
Basic net income per share is calculated based on the weighted average number of common shares outstanding. Diluted net income per share assumes issuance of stock compensation awards and exercise of stock warrants, provided the effect is not anti-dilutive.

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

2.  Significant Accounting Policies-cont’d

Fiscal Year End and Effective Reporting Date

The board of directors of the Company, as provided by the Company’s bylaws, and in accordance with generally accepted accounting principles, has established a fiscal year end for accounting purposes for the Company.  A fiscal year end of March 31 was designated by the board in its initial board meeting, and remains unchanged.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash flows

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risks affecting cash. None of the Company's cash is restricted.

For purposes of the statements of cash flows, cash includes demand deposits, time deposits, short-term cash equivalent investments with original maturities of less than three months and cash management money market funds available on a daily basis.  Cash balances at March 31, 2007 totaled $24,240, while at March 31, 2008 cash balances totaled $12,171.

Receivables

Accounts receivable on product sales consist primarily of receivables from the sale of minerals and nutritional products.  The Company sells to its customers based on its standard credit policies and regularly reviews accounts receivable for any bad debts.  The review for bad debts is based on an analysis of the Company’s collection experience, customer credit worthiness, and current economic trends.   Receivables are determined to be past due based on payment terms of original invoices. The Company does not charge significant amounts of interest on past due receivables.

Terms of sale for international customers are cash in advance of production or shipment.  Terms of sale on personal and small common-use products for domestic customers are cash in advance of shipment for retail and other small orders, and 50% deposit in advance on larger orders, subject to credit approval.  The Company has sustained no credit losses for the periods reported, and management, considering all current accounts receivable collectible in full, has not made an allowance for any doubtful accounts.  Accounts receivable was $44,565 at March 31, 2007, and $0 at March 31, 2008.

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

2.  Significant Accounting Policies-cont’d

Inventories

Inventory is stated at the lower of cost, determined by the first-in, first-out method, or net realizable value (market).  Market is determined based on the net realizable value, with appropriate consideration given to obsolescence, excessive levels, deterioration and other factors.  Inventories consisted of the following at March 31, 2007 and 2008:

	March 31,
	2007	2008
Raw Materials and Work-in Progress	$18,500	$19,994
Finished Goods	204,979	214,355

	$222,979	$234,349

Revenue recognition

The Company sells a variety of mineral and nutritional products to individuals, retailers, distributors, contractors, and governmental entities.  The Company generally recognizes revenues at the time of invoicing for these products, which is ordinarily done on a daily basis as products are shipped.  Costs of discounts, credit card fees, and point-of-sale rebates are recognized at the date at which the related sales revenue is recognized and are recorded as a reduction of sales revenue.

Total revenues reported amounted to $169,860 for the period ending March 31, 2007 and $136,350 for the period ending March 31, 2008.

Net loss per share

Basic loss per share is calculated by dividing net profit (loss) by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options.  At March 31, 2007 and March 31, 2008, there were no dilutive stock options outstanding.

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

2.  Significant Accounting Policies-cont’d

Stock based compensation

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment. This Statement replaces FASB Statement No. 123 and supersedes APB Opinion No. 25. Statement No. 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period. The Statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.

FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” which is effective for the Company as of January 1, 2003.  This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The company has no current stock options outstanding.

Controlling Shareholder

David Simcho, a Director of the Company, and his wife own 15,750,000 shares of common stock of the Company.  Other family members through an affiliate of David Simcho own 14,500,000 shares of the common stock of the Company.

Recent Accounting Pronouncements

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133,  Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ..

In the opinion of management, these Statements will have no material effect on the financial statements of the Company.

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

3.  Notes Payable

On May 17, 2006, the Company opened a line of credit with Wells Fargo Bank in the amount of $45,000.  The line of credit provides for the advancement of funds at various times at the request of the Company, up to the $45,000 credit limit.  The outstanding balance is due on demand, and carries interest at rates that vary from time to time, but averages approximately 7.5% for the reporting periods.  Interest is charged and paid at the end of each month.  The principal amount outstanding as of March 31, 2007 and 2008 was $44,220 and $44,437, respectively.

4.  Payable to Related Party

The Company also carried a related party payable incurred from personal funds paid out by David Simcho for ordinary business operations over the course of time.  These payables are non-interest bearing and are unsecured.  Repayment is anticipated as cash flow from business allows in the future.  The outstanding balance of the related party payable was $81,792 on March 31, 2007, and $81,497 on March 31, 2008.

5.  Income Taxes

At March 31, 2008, the Company had net operating loss carry-forwards of approximately $434,432, which expire in various years beginning in 2022.  A valuation allowance has been provided for the deferred tax assets as it is uncertain whether the Company will have future taxable income.

A reconciliation of the benefit for income taxes with amounts determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

	Year Ended March 31,
	2007	2008
Benefit for Income Taxes Computed
Using the Statutory Rate of 34%	$70,100	$77,606
Non-Deductible Expenses	-	-
Change in Valuation Allowance	(70,100)	(77,606)
Provision for Income Taxes	$-	$-

Significant components of the Company’s deferred tax liabilities and assets were as follows at March 31, 2007 and 2008:

	2007	2008

Net Operating Loss Carry-forward	$70,100	$147,706
Valuation Allowance	(70,100)	(147,706)

Net Deferred Tax Asset	$-	$-

Or-Ion Products, Inc.
Notes to Consolidated Financial Statements
March 31, 2008 and 2007

6. Merger

On July 18, 2008, OSI contributed substantially all of it assets and liabilities to the Company in exchange for stock to an affiliated entity of the controlling shareholder. OSI's assets consisted primarily of cash and intercompany liabilities to SFI.

On July 18, 2008, SFI contributed substantially all of it assets and liabilities to the Company in exchange for stock to David Simcho, the controlling shareholder. SFI's assets consisted primarily of cash and intercompany receivables from OSI.

The Company assumed liabilities from the above mergers aggregating approximately $150,000.

The contributing companies were under common control for more than one year prior to the transaction. Immediately after the transaction, the contributing companies shareholders owned 100% of the Company’s issued and outstanding stock. The transaction qualified as a reverse merger and all of the assets and liabilities of the contributing companies were included on the Company’s balance sheet at historical values and the historical consolidated results of operations of the combined two entities are presented in the accompanying consolidated statement of operations.

7.  Legal Issues and Contingencies

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

8.  Going Concern

The financial statements have been prepared on the basis that the Company will continue as a “going concern”.  In the absence of any debt forgiveness from related party or raising additional funds, the Company cannot pay its debts.  The Company currently has limited operations.  The Management of the Company does not believe that any material adjustments to the values of assets or liabilities would be necessary to reflect the “liquidation basis”.

Or-Ion Products, Inc.

Consolidated Financial Statements

For the Three Months and Six Months Ended September 30, 2008 and 2007, respectively

Contents

Financial Statements:

Consolidated Balance Sheets	FF-2
Consolidated Statements of Operations	FF-3
Consolidated Statements of Cash Flows	FF-4
Notes to Financial Statements	FF-5

OR-ION PRODUCTS, INC.
CONSOLIDATED BALANCE SHEET
FOR THE PERIOD September 30, 2008 (Unaudited)

	March 31,	September 30,
	2008	2008
		(Unaudited)
Assets:
Current assets
Cash	$12,171	$151,651
Inventory	234,349	243,886
Total current assets	246,520	395,537
Fixed Assets
Organization costs	-	30,937
Accumulated amortization	-	(1,547)
Total fixed assets	-	29,390
Total Assets	$246,520	$424,927
Liabilities and shareholders' equity:
Liabilities
Current liabilities
Related party payable	$81,497	$83,481
Credit cards payable	21,526	-
Current notes payable	44,438	40,675
Total current liabilities	147,461	124,156
Total Liabilities	147,461	124,156
Shareholders' equity
Common stock, no par value, 60,000,000 shares
authorized, 38,625,000 shares issued, respectively	518,491	518,491
Additional paid in capital	15,000	340,000
Accumulated deficit	(434,432)	(557,720)
Total stockholders' equity	99,059	300,771
Total Liabilities and shareholders' equity	$246,520	$424,927

The accompanying notes are an integral part of the consolidated financial statements.

OR-ION PRODUCTS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD September 30, 2008 (Unaudited)

	Three Months		Six Months
	9-30-07	9-30-08	9-30-07	9-30-08
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$37,251	$30,311	$93,681	$95,993

Cost of sales	13,037	17,749	29,153	36,829

gross profit	24,214	12,562	64,528	59,164

operating expenses
selling expenses	146,188	51,675	54,245	78,458
General and administrative exp	12,861	72,891	47,847	100,760
Total operating expenses	159,049	124,566	102,092	179,218
	(134,835)	(112,004)	(37,564)	(120,054)

Interest expense	(1,531)	(1,629)	(2,551)	(3,234)

Net Loss before provision for income tax	(136,366)	(113,633)	(40,115)	(123,288)

Provision for income tax	-	-	-	-

Net Loss	$(136,366)	$(113,633)	$(40,115)	$(123,288)

Loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common
shares outstanding-basic and diluted	37,587,505	38,625,000	37,587,505	38,625,000

The accompanying notes are an integral part of the consolidated financial statements

OR-ION PRODUCTS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD September 30, 2008 (Unaudited)

	For the Six Months Ended September 30,
	2007	2008
	(Unaudited)	(Unaudited)

Operating Activities:
Net loss	$(136,366)	$(123,288)
Adjustments to reconcile net profit to net cash
provided by (used in) operating activities:
Common stock issued for shareholder services	121,790	-
Changes in assets and liabilities
Accounts receivable	44,565	-
Inventories	(36,646)	(9,537)
Organization costs	-	(30,937)
Organization costs:Accumulated amortization	-	1,547
Credit cards payable	16,731	(21,527)
Related party payables	500	1,984
Notes payable	(5,096)	(3,762)
Net cash used in operations	5,478	(185,521)

Investing activities:
Website development	(24,061)	-

Financing activities:
Additional paid-in-capital	-	325,000
Proceeds, common stock issue	-	-
Net cash provided by financing activities	-	325,000
Net cash increase for period	(18,583)	139,479
Cash at beginning of period	24,240	12,171
Cash at end of period	$5,657	$151,651

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the period for:
Interest	$2,551	$3,234
Income Taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

OR-ION PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD September 30, 2008 (Unaudited)

Note 1: Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X.  They do not include all information and footnotes required by generally accepted accounting principles for complete consolidated financial statements; however, except as disclosed herein, there has been no material change in the information included in the Company's Report on Form S-1 for the year ended March 31, 2008.  In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six-month period ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009.

Note 2: Going Concern

The Company neither has sufficient cash on hand nor is it generating sufficient revenues to cover it's operating overhead.  These facts raise doubt as to the Company's ability to continue as a going concern.  The Company has been operating over the past year based on loans and stock purchases from it's officers and shareholders.  There is no guarantee that such officers and shareholders will continue to provide operating funds for the Company.  In order to pursue it's goals and commitments under the concession prospects that it has obtained, the Company will be will be required to obtain significant funding or to exchange all or portions of it's interests in those concessions  to meet the minimum expenditure requirements underlying the concessions.  Management's plans include  attempting to raise funds from the public through a stock offering, and attempting to acquire additional interests in exchange for stock.  Management intends to make every effort to identify and develop sources of funds.  There is no assurance that Management's plans will be successful.

Note 3: Stockholders’ Capital Contributions

In July 2008, the Company’s management determined that funds were needed to continue operations.  Stockholders were requested to contribute capital to the Company and funds were received as follows:

Month	Amount

July	$200,000
August	75,000
September	50,000

$325,000

                     These contributions have been recorded as additional paid in capital

Or-Ion Products, Inc.

Consolidated Financial Statements

For the Three Months and Nine Months Ended December 31, 2008 and 2007, respectively

Contents

Financial Statements:

Consolidated Balance Sheets	FFF-2
Consolidated Statements of Operations	FFF-3
Consolidated Statements of Cash Flows	FFF-4
Notes to Financial Statements	FFF-5

FFF-1

OR-ION PRODUCTS, INC.
CONSOLIDATED BALANCE SHEET
FOR THE PERIOD December 31, 2008 (Unaudited)

	March 31,	December 31,
	2008	2008
		(Unaudited)
Assets:
Current assets
Cash	$12,171	$5,427
Inventory	234,349	241,793
Total current assets	246,520	247,220
Fixed Assets
Equipment	-	5,007
Accumulated depreciation	-	-
Organization costs	-	30,937
Accumulated amortization	-	(3,094)
Total fixed assets	-	32,850
Total Assets	$246,520	$280,070
Liabilities and shareholders' equity:
Liabilities
Current liabilities
Related party payable	$81,497	$64,005
Credit cards payable	21,526	-
Current notes payable	44,438	40,675
Total current liabilities	147,461	104,680
Total Liabilities	147,461	104,680
Shareholders' equity
Common stock, no par value, 60,000,000 shares
authorized, 38,625,000 shares issued, respectively	15,000	415,000
Additional paid in capital	518,491	543,491
Accumulated deficit	(434,432)	(783,101)
Total stockholders' equity	99,059	175,390
Total Liabilities and shareholders' equity	$246,520	$280,070

The accompanying notes are an integral part of the consolidated financial statements.

FFF-2

OR-ION PRODUCTS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD December 30, 2008 (Unaudited)

	Three Months		Nine Months
	12-31-07	12-31-08	12-31-07	12-31-08
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales	$46,508	$41,000	$140,187	$136,993

Cost of sales	13,956	14,125	43,108	50,954

Gross profit	32,552	26,875	97,079	86,039

Operating expenses
Selling expenses	26,374	45,886	80,618	124,344
General and administrative exp	21,708	206,370	69,556	307,130
Total operating expenses	48,082	252,256	150,174	431,474
	(15,530)	(225,381)	(53,095)	(345,435)

Interest expense	(5,353)	(-)	(7,904)	(3,234)

Net Loss before provision for income tax	(20,883)	(225,381)	(60,999)	(348,669)

Provision for income tax	-	-	-	-

Net Loss	$(20,883)	$(225,381)	$(60,999)	$(348,669)

Loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of Common
shares outstanding-basic and diluted	37,587,505	38,625,000	37,587,505	39,075,000

The accompanying notes are an integral part of the consolidated financial statements

FFF-3

OR-ION PRODUCTS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD December 31, 2008 (Unaudited)

	For the Nine Months Ended December 31,
	2007	2008
	(Unaudited)	(Unaudited)

Operating Activities:
Net loss	$(60,999)	$(348,669)
Adjustments to reconcile net profit to net cash
provided by (used in) operating activities:
Common stock issued for shareholder services	121,790	-
Changes in assets and liabilities
Accounts receivable	44,565	-
Inventories	(114,468)	(7,444)
Equipment	-	(5,007)
Organization costs	-	(30,937)
Organization costs:Accumulated amortization	-	3,094
Credit cards payable	21,408	(21,526)
Related party payables	-	(17,492)
Notes payable	773	(3,763)
Net cash used in operations	13,069	(431,744)

Investing activities:
Website development	(24,061)	-

Financing activities:
Additional paid-in-capital	-	25,000
Proceeds, common stock issue	-	400,000
Net cash provided by financing activities	-	425,000
Net cash decrease for period	(10,992)	(6,744)
Cash at beginning of period	24,240	12,171
Cash at end of period	$13,248	$5,427

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the period for:
Interest	$7,904	$3,234
Income Taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

FFF-4

OR-ION PRODUCTS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD December 31, 2008 (Unaudited)

Note 1: Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X.  They do not include all information and footnotes required by generally accepted accounting principles for complete consolidated financial statements; however, except as disclosed herein, there has been no material change in the information included in the Company's Report on Form S-1 for the year ended March 31, 2008.  In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the nine-month period ended December 31, 2008 are not necessarily indicative of the results that may be expected for the year ending March 31, 2009.

Note 2: Going Concern

The Company neither has sufficient cash on hand nor is it generating sufficient revenues to cover it's operating overhead.  These facts raise doubt as to the Company's ability to continue as a going concern.  The Company has been operating over the past year based on loans and stock purchases from it's officers and shareholders.  There is no guarantee that such officers and shareholders will continue to provide operating funds for the Company.  In order to pursue it's goals and commitments under the concession prospects that it has obtained, the Company will be will be required to obtain significant funding or to exchange all or portions of it's interests in those concessions  to meet the minimum expenditure requirements underlying the concessions.  Management's plans include  attempting to raise funds from the public through a stock offering, and attempting to acquire additional interests in exchange for stock.  Management intends to make every effort to identify and develop sources of funds.  There is no assurance that Management's plans will be successful.

  FFF-5

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                      Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered

SEC registration fee	$119
Blue Sky Expense	3,000
Legal fees and expenses	40,000
Accountants’ fees and expenses	15,000
Printing expenses	5,000
Total	$63,119

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

Item 14.                      Indemnification of Directors and Officers.

Articles six, seven, and eight of the amended and restated articles of Incorporation address indemnification of Directors and Officers:

ARTICLE SIX

The corporation will indemnify its directors and may indemnify its officers, employees or agents, to the full extent permitted by law, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, if any person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The right of indemnification set forth above is not exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of shareholders or otherwise.

ARTICLE SEVEN

No director of the corporation will be liable to the corporation or any of its shareholders or members for monetary damages for an act or omission in the director’s capacity as a director, provided, however, that the limitation of liability contained in this Article Seven will not eliminate or limit the liability of a director for:

1.           A breach of a director’s duty of loyalty to the corporation or its shareholders or members;

2.           An act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

3.           A transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

4.           An act or omission for which the liability of a director is expressly provided for by statute.

ARTICLE EIGHT

No contract or transaction between the corporation and one or more of its directors or officers, or with any corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or in which they have a financial interest, will be void or voidable solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their vote are counted for such purpose, if:

1.           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

2.           The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

3.           The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of any committee which authorizes the contract or transaction.

Article 7.01 of the Bylaws provide as follows:

ARTICLE VII

INDEMNIFICATION

Section 7.01  General.  The corporation shall indemnify persons for whom indemnification is permitted by the Texas Corporate Law to the fullest extent permissible under the Texas Corporate Law, and may purchase such indemnification insurance as the Board of Directors from time to time shall determine.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 16.                      EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1 3.2	Articles of Incorporation and Amendment Bylaws

5.1	Opinion of Joseph L. Pittera, Esq.
23.1 23.2	Consent of Killman, Murrell & Company, P.C., Independent Registered Public Accounting Firm Consent of Counsel (See Exhibit 5)

99.1	Merger Documents between Or-Ion Products, Inc. and Or-Ion Supplements, LLC.

99.2	Merger Documents between Or-Ion Products, Inc. and Specific Frequency Infusion, Inc.

Item 17.                      Undertakings

The undersigned registrant hereby undertakes as follows:

(a)	To File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the for prospectus field with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Irving, State of Texas on March 11, 2009.

Or-Ion Products, Inc.
(Registrant)

By: /s/ David M. Simcho
David M. Simcho
CEO, President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David M. Simcho David M. Simcho	CEO, President, Treasurer and Director	March 11, 2009

/s/ Michael Frank Michael Frank	Principal Financial Officer and Principal Accounting Officer	March 11, 2009

/s/ Kevin Kiechler Kevin Kiechler	Board Member	March 11, 2009

/s/ Dr. Keith Pyne Dr. Keith Pyne	Board Member	March 11, 2009

/s/ Bear Walker Bear Walker	Board Member	March 11, 2009